CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") is entered into this 25Th day of July, 2007 by and between Coffee Pacifica Inc. ("The Company"), and Malone & Associates, LLC ("Consultant")

RECITALS

A. WHEREAS Consultant, is in the business providing stockholder related services to private and public companies;

B. WHEREAS Company is in the business of marketing and distribution coffees;

C. WHEREAS the Company desires to engage the services of the Consultant to provide the company stockholder's communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged by the Company and Consultant (herein referred to as "Parties"). Parties hereby agree as follows:

1. Appointment The Company hereby engages Consultant to provide stockholder related services as contain in paragraph 2 of this Agreement. Consultant hereby agrees to perform such consulting services upon the terms and conditions set forth herein.

2. Scope of Services

The Consultant agrees to provide the following specified consulting services ("Services"):

a) Increasing Company's image and profile in the financial community;

b) Maintain an awareness during the term of this Agreement of the Company's plans and strategies, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans and strategies and personnel to the financial community;

c) Assist and consult the Company with respect to its (i) stockholders, (ii) brokers, dealers, analysts and other investment professionals, and (iii) financial public relations; perform the functions generally assigned to stockholder relations including responding to telephone and written inquiries referred to the Consultant by the Company; consulting with respect to the timing, form, distribution and other matters related to press releases, reports and communications;

d) Disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

e) Conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

f) Consultant hereby agrees to provide the Company on a weekly basis list and contact details of all enquiring investors.

3. Term This Agreement shall be for a period of nine (9) months commencing as of the date of this agreement.

4. Compensation As compensation for Consultant's services to be rendered pursuant to this Agreement, the Company agrees to pay the Consultant by issuance of three hundred and seventy five thousand (375,000) restricted Rule 144 shares of the common stock of the Company on October 2, 2007.

Consultant acknowledges that the shares of common stock to be issued pursuant to this Agreement (collectively, the "Shares") have not been registered under the Securities Act of 1933, and accordingly are "Restricted Securities" within the meaning of Rule 144 of the Act. As such, the Shares may not be sold or transferred unless the Company has received an opinion of the Company's counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Act. The Shares issued to the Consultant will bear a "Restricted Securities Rule 144" legend.

In connection with the acquisition of Shares hereunder, the Consultant represents and warrants to the Company, to the best of its/his knowledge, as follows:

i) Consultant acknowledges that the Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and any additional information which the Consultant has requested,

ii) Consultant's investment in restricted securities is reasonable in relation to the Consultant's net worth, which is in excess of ten (10) times the Consultant's cost basis in the Shares. Consultant has had experience in investments in restricted and publicly traded securities, and Consultant has had experience in investments in speculative securities and other investments which involve the risk of loss of investment. Consultant acknowledges that an investment in the Shares is speculative and involves the risk of loss. Consultant has the requisite knowledge to assess the relative merits and of this investment without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of his entire investment in the Shares. Consultant is (i) an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act of 1933, and (ii) a purchaser described in Section 25102 (f) (2) of the California Corporate Securities Law of 1968, as amended.

iii) Consultant is acquiring the Shares for the Consultant's own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

5. Expenses Consultant shall be responsible for any and all of its expenses incurred in connection with the performance of the Services.

6. Relationship of the Parties Consultant under this agreement is and shall act as an independent contractor, and not an agent, servant or employee of the Company. Nothing in this agreement shall be construed to imply that the Consultant or its agents, servants or employees are officers or employees of the Company. Consultant shall assume full resume full responsibility to and for all of its agents and employees under any federal, state or local laws or regulations regarding employees liability, workers compensation, unemployment insurance, income tax withholding, and authorization for employment as well as any other acts laws, or regulations, of similar import. Consultant hereby acknowledges and agrees that it shall have no authority to enter into any contract or agreement or to bind the company except as specifically provided herein and that in connection with the performance with the services it shall have no authority to make any representations of any kind.

7. Non-Disclosure Covenant (a) Consultant covenants and agrees that it will not, at any time during the term of this Agreement or at any time thereafter communicate or disclose at any person, or use for its own account or for the account of any other person, without the prior written consent of the Company, any confidential knowledge or information concerning any trade secret or confidential information concerning the business and affairs of the Company or any of its affiliates acquired by the Consultant during the term of this agreement. Consultant will not deliver reproduce, or in any way allow such information or document s to be delivered by it or any person or entity outside the Consultant without duty authorized specific direction or consent of the Company. (b) Company covenants and agrees that it will not, at any time during the term of the Agreement, or at any time thereafter, communicate or disclose to any person, or use for its own account or for the account of any person, without the prior written consent of the Consultant, any confidential knowledge or information concerning any trade secret or confidential information concerning the business and affair of the Consultant or any of its affiliates acquired by the Company during the term of this agreement, including the names of the investors identified or introduced by Consultant.

8. Representations and Warrants of the Consultant Consultant hereby represents and warrants as of the date hereof each of the following: (a) Consultant has the power and authority to enter this agreement and to carry out its obligations hereunder. The execution and delivery of this agreement by the Consultant and the consummation by the Company of the transactions contemplated hereby have been duly authorized by Consultant, and no other action on the part of the Consultant is necessary to authorize this agreement and such transaction. (b) The Consultant is not nor has he ever been a Licensed Broker or Broker Dealer.

9. Representations and warranties of the Company Company hereby represents and warrants that it has the requisite corporate power and authority to enter into the agreement and to carry out its obligations hereunder. The execution and delivery of this agreement by the Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this agreement and such transaction.

10. Notices Any notice of communication to be given under the terms of this agreement shall be in writing and delivered in person or deposited certified or registered, in the United States mail, postage prepaid, addressed as follows:

If to Consultant:

Malone & Associates, LLC

Dr. Art Malone Jr.

409 Calle San Pablo

Suite 12

Camarillo, California, 93012

Phone: 805-445-9149

Fax: 805-445-0070

If to Company:

Coffee Pacifica Inc.

Shailen Singh

2813 7th Street,

Berkeley, California, 94710

Phone: 510 204 9424

11. Entire Agreement This agreement constitutes and embodies the full and complete understanding between the Company and the Consultant hereto with respect to the subject matter hereof and supersedes all prior understandings whether oral or in writing and may not be modified except by writing signed by the Parties hereto.

12. Arbitration The parties shall resolve any disputes arising hereunder before a panel of three arbitrators selected to pursuant to and run in accordance with the rules of the American Arbitration Association. Each party shall bear their own attorney's fees and costs of such arbitration. The successful party in the arbitration proceedings shall be entitled to seek an award of reasonable attorney's fees from the Arbitrators.

13. Choice of Law, Jurisdiction and Venue This Agreement shall be governed, construed and enforced in accordance with the laws of the State of California.

IN WITNESS WHEREOF, This Consultant Agreement has been executed as of the day and year first written below.

Company: Coffee Pacifica, Inc.

/S/ SHAILEN SINGH

_____________________________

Shailen Singh, President

Consultant: Malone & Associates, LLC

/S/ DR ART MALONE JR

_______________________________

Dr. Art Malone Jr., Chairman/President